Exhibit 99.1

N e w s R e l e a s e QUICKSILVER RESOURCES INC. 777 West Rosedale Street Fort Worth, TX 76104 www.qrinc.com

Quicksilver Resources Reports Second-Quarter 2009 Results

FORT WORTH, TEXAS (August 10, 2009) – Quicksilver Resources Inc. (NYSE: KWK) today reported operating and financial results for the 2009 second quarter.

Second-Quarter 2009 Highlights

•	Produced volumes of approximately 331 MMcfe per day; up 40% year-over-year
•	Reduced oil and gas production expense to $1.05 per Mcfe; down 32% year-over-year
•	Increased Fort Worth Basin daily production volumes 54% year-over-year
•	Increased Canadian daily production volumes 5% year-over-year
•	Drilled 29 horizontal wells in the Fort Worth Basin
•	Closed joint venture transaction with Eni on Alliance properties
•	Reduced total debt by $196 million during the quarter

"Quicksilver's second-quarter operating results were as expected and met our stated goals to maintain production volumes, reduce unit costs, and reduce total debt," said Glenn Darden, Quicksilver president and chief executive officer.  "We have increased Quicksilver's financial flexibility and continue to benefit from our natural gas hedging position which will underpin the company's cash flow through 2010."

Financial Results

Second-quarter 2009 adjusted net income, a non-GAAP measure, was $41.2 million ($.24 per diluted share) compared to adjusted net income of $65.9 million ($.40 per diluted share) in the 2008 period.  Adjusted net income excludes the following items:

•	a noncash impairment charge of $70.6 million ($53.1 million after tax) in the 2009 quarter related to the company’s Canadian oil and gas properties;
•	a noncash charge of $27.1 million ($17.6 million after tax) in the 2009 quarter for debt expense related to the company’s early repayment of its senior secured second-lien notes;
•
net income of $16.0 million ($10.4 million after tax) in the 2009 quarter associated with the company’s ownership in BreitBurn Energy Partners that included a gain related to the early settlement of hedges, a charge for the unrealized mark-to-market loss on oil and gas derivative positions and a charge on interest rate swaps;

•	a charge of $5.0 million ($3.3 million after tax) in the 2009 quarter related to the company’s settlement of litigation; and
•
a charge of $22.1 million ($14.4 million after tax) in the 2008 quarter related to the unrealized mark-to-market loss of derivative positions held by BreitBurn Energy Partners, associated with the company’s ownership in BreitBurn Energy Partners.

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Including the items noted above, Quicksilver reported a net loss of $21.8 million (a loss of $.13 per diluted share) in the 2009 second quarter as compared to net income of $51.3 million ($.31 per diluted share) in the prior-year period.

Production

For the second quarter of 2009, average daily production was approximately 331 million cubic feet of natural gas equivalent (MMcfe) per day compared to approximately 236 MMcfe per day for the same period in 2008, an increase of approximately 40%.  Total production for the second quarter of 2009 was approximately 30.1 billion cubic feet of natural gas equivalent (Bcfe) compared to approximately 21.5 Bcfe for the second quarter of 2008.  The 2009 production volumes were comprised of approximately 71% natural gas, approximately 27% natural gas liquids (NGLs) and approximately 2% crude oil and condensate.  Increased activities at the company’s Lake Arlington and Alliance projects in the northern portion of its Fort Worth Basin acreage resulted in increased production of dry gas as a percent of total production in the 2009 quarter as compared to the 2008 quarter.

Revenues and Costs

Sales of natural gas, NGLs and crude oil totaled $199.3 million in the second quarter of 2009 and were essentially unchanged from the prior-year quarter.  Sales from increased production volumes from the company’s Fort Worth Basin in Texas and Horseshoe Canyon area in Alberta, Canada were nearly completely offset by lower average realized prices for all commodities, which resulted in an approximate 28% decrease in the average realized price per thousand cubic feet of natural gas equivalent (Mcfe).

Total production expense was $31.7 million for the 2009 second quarter, down $1.3 million from the prior-year quarter even though total production increased more than 40%.  Unit production expense, including production, gathering and processing and transportation expense, decreased to $1.05 per Mcfe during the second quarter of 2009, a 32% reduction from $1.54 per Mcfe reported in the prior-year period.  Quicksilver’s ongoing efforts to reduce and control costs enabled the company to remain as one of the lowest-cost operators in North America.

Income from Earnings of Unconsolidated Affiliate

Quicksilver reported $19.0 million of pre-tax earnings attributable to the company’s approximate 41% interest in BreitBurn Energy Partners L.P.’s (BBEP) first-quarter 2009 results, including $18.5 million of income from the early settlement of derivative positions, a $1.7 million loss on the unrealized mark-to-market of commodity derivative positions and a $.9 million loss on interest rate derivatives.  On April 17, 2009, BBEP announced that it was suspending its distributions and, therefore, Quicksilver did not receive any cash distributions from this partnership during the quarter.

Interest Expense and Debt

Interest expense in the 2009 second quarter increased to $68.1 million, due to higher outstanding debt balances, primarily associated with the acquisition of the Alliance properties in August 2008, and the early retirement of the company’s senior secured second-lien facility.  In June 2009, the company issued $600 million face amount of senior notes due 2016 and fully repaid its senior secured second-lien facility.  We recognized $27.1 million of additional interest expense for the remaining unamortized

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original issue discount and deferred financing costs upon early retirement of the senior secured second-lien facility.

Operational Update

Quicksilver continued to focus on the exploitation and development of the 175,000 net acres in its core fairway within the Barnett Shale formation of the Fort Worth Basin.  During the second quarter of 2009, the company drilled 29 (22.9 net) wells and connected 27 (25.2 net) wells to sales.  The company currently has five rigs working in the basin, including four rigs dedicated to the Lake Arlington and Alliance areas in Tarrant and Denton counties.

In Canada, drilling, completion and pipeline activities were suspended for most of the quarter due to the seasonal break-up period.  The company drilled just one well during the second quarter of 2009 in the Horseshoe Canyon area and expects to drill nine (seven net) wells for the remainder of this year.  The company now anticipates participating in a total of 145 (42.2 net) wells in this area for the full year of 2009.

During the second quarter of 2009, the company incurred costs of approximately $136 million, including approximately $103 million for drilling and completion activities and $31 million for midstream activities and approximately $2 million for other corporate items.  The company expects to incur an additional $216 million of capitalized costs during the second half of 2009.

Third-Quarter 2009 Outlook

Third-quarter 2009 production volumes are expected to average in the range of 310 MMcfe to 320 MMcfe per day.  Average unit expenses, on a Mcfe basis, are expected as follows:

•	Production	$.55	-	$.60
•	Gathering and processing	.15	-	.18
•	Transportation	.35	-	.40
•	Production taxes	.15	-	.20
•	General and administrative	.62	-	.67
•	Depletion, depreciation & accretion	1.65	-	1.70

Conference Call

The company will host a conference call to discuss second-quarter 2009 operating and financial results and its outlook for the future at 11:00 a.m. eastern time today.

Quicksilver invites interested parties to participate in the call via the company’s website at http://www.qrinc.com or by calling 1-877-313-7932, using the conference ID number 80367823, prior to 10:55 a.m. eastern time.  A digital replay of the conference call will be available at 3:00 p.m. eastern time today, and will remain available for 30 days.  The replay can be accessed at 1-800-642-1687 and enter the conference ID number 80367823.  The replay will also be archived for 30 days on the company’s website.

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Use of Non-GAAP Financial Measure

This press release and the accompanying schedule include the non-generally accepted accounting principles ("non-GAAP") financial measure of adjusted net income.  The accompanying schedule provides reconciliations of this non-GAAP financial measure to its most directly comparable financial measure calculated and presented in accordance with accounting principles generally accepted in the United States of America ("GAAP").  Our non-GAAP financial measure should not be considered as an alternative to GAAP measures such as net income or operating income or any other GAAP measure of liquidity or financial performance.

About Quicksilver Resources

Fort Worth, Texas-based Quicksilver Resources is a natural gas and crude oil exploration and production company engaged in the development and acquisition of long-lived, unconventional natural gas reserves, including coalbed methane, shale gas, and tight sands gas in North America.  The company has U.S. offices in Fort Worth, Texas; Glen Rose, Texas and Cut Bank, Montana.  Quicksilver’s Canadian subsidiary, Quicksilver Resources Canada Inc., is headquartered in Calgary, Alberta.  For more information about Quicksilver Resources, visit www.qrinc.com.

Forward-Looking Statements
The statements in this press release regarding future events, occurrences, circumstances, activities, performance, outcomes and results are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Although these statements reflect the current views, assumptions and expectations of Quicksilver Resources’ management, the matters addressed herein are subject to numerous risks and uncertainties, which could cause actual activities, performance, outcomes and results to differ materially from those indicated.  Factors that could result in such differences or otherwise materially affect Quicksilver Resources’ financial condition, results of operations and cash flows include:  changes in general economic conditions; fluctuations in natural gas, natural gas liquids and crude oil prices; failure or delays in achieving expected production from exploration and development projects; uncertainties inherent in estimates of natural gas, natural gas liquids and crude oil reserves and predicting natural gas, natural gas liquids and crude oil reservoir performance; effects of hedging natural gas, natural gas liquids and crude oil prices; fluctuations in the value of certain of our assets and liabilities; competitive conditions in our industry; actions taken or non-performance by third parties, including suppliers, contractors, operators, processors ,transporters, customers and counterparties; changes in the availability and cost of capital; delays in obtaining oilfield equipment and increases in drilling and other service costs; operating hazards, natural disasters, weather-related delays, casualty losses and other matters beyond our control; the effects of existing and future laws and governmental regulations; and the effects of existing or future litigation; as well as, other factors disclosed in Quicksilver Resources’ filings with the Securities and Exchange Commission.  Except as required by law, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Investor & Media Contact:
Rick Buterbaugh
(817) 665-4835

KWK 09-12

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QUICKSILVER RESOURCES INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
In thousands, except for per share data - Unaudited

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Revenue
Natural gas, NGL and crude oil	$199,315	$198,147	$382,869	$356,503
Sales of purchased natural gas	5,217	-	5,217	-
Other	1,509	(246)	3,887	(985)
Total revenue	206,041	197,901	391,973	355,518

Operating expenses
Oil and gas production expense	31,703	33,019	63,874	65,375
Production and ad valorem taxes	7,441	3,081	11,807	5,740
Costs of purchased natural gas	8,582	-	8,582	-
Other operating costs	1,744	396	3,271	1,801
Depletion, depreciation and accretion	50,966	38,920	110,662	73,979
General and administrative	24,389	15,382	41,770	30,797
Total expenses	124,825	90,798	239,966	177,692
Impairment related to oil and gas properties	(70,643)	-	(967,126)	-
Operating income (loss)	10,573	107,103	(815,119)	177,826
Income (loss) from earnings of BBEP, net	19,016	(10,269)	19,016	(4,050)
Other income (expense), net	(855)	(428)	(94)	1,058
Interest expense	(68,081)	(16,098)	(108,282)	(29,533)
Income (loss) before income taxes	(39,347)	80,308	(904,479)	145,301
Income tax (expense) benefit	18,897	(27,985)	316,720	(51,336)
Net income (loss)	(20,450)	52,323	(587,759)	93,965
Net income attributable to noncontrolling interests	(1,312)	(988)	(2,982)	(1,496)
Net income (loss) attributable to Quicksilver	$(21,762)	$51,335	$(590,741)	$92,469

Earnings (loss) per common share - basic	$(0.13)	$0.32	$(3.50)	$0.58

Earnings (loss) per common share - diluted	$(0.13)	$0.31	$(3.50)	$0.57

Basic weighted average shares outstanding	169,009	158,290	168,894	158,209

Diluted weighted average shares outstanding	169,009	169,185	168,894	169,094

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QUICKSILVER RESOURCES INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
In thousands, except share data - Unaudited

	June 30,	December 31,
	2009	2008
ASSETS
Current assets
Cash and cash equivalents	$657	$2,848
Accounts receivable, net of allowance for doubtful accounts	53,450	143,315
Derivative assets at fair value	202,332	171,740
Other current assets	70,516	75,433
Total current assets	326,955	393,336
Investment in BreitBurn Energy Partners	158,418	150,503
Property, plant and equipment
Oil and gas properties, full cost method (including unevaluated costs of $512,568 and $543,533, respectively)	2,150,528	3,142,608
Other property and equipment	697,264	655,107
Property, plant and equipment, net	2,847,792	3,797,715
Derivative assets at fair value	55,729	116,006
Deferred income taxes	138,759	-
Other assets	41,525	40,648
	$3,569,178	$4,498,208
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current portion of long-term debt	$-	$6,579
Accounts payable	138,016	282,636
Income taxes payable	7,767	40
Accrued liabilities	96,043	66,923
Derivative liabilities at fair value	276	9,928
Deferred inocme taxes	76,639	52,393
Total current liabilities	318,741	418,499
Long-term debt	2,497,693	2,586,046
Asset retirement obligations	41,476	34,753
Derivative liabilities at fair value	503	-
Other liabilities	31,768	12,962
Deferred income taxes	27,314	234,385
Stockholders' equity
Preferred stock, par value $0.01, 10,000,000 shares authorized, none outstanding	-	-
Common stock, $0.01 par value, 400,000,000 shares authorized; 173,895,897 and 171,742,699 shares issued, respectively	1,739	1,717
Paid in capital in excess of par value	667,427	656,958
Treasury stock of 4,674,212 and 4,572,795 shares, respectively	(36,068)	(35,441)
Accumulated other comprehensive income	207,203	185,104
Retained earnings (deficit)	(214,253)	376,488
Quicksilver stockholders' equity	626,048	1,184,826
Noncontrolling interests	25,635	26,737
Total equity	651,683	1,211,563
	$3,569,178	$4,498,208

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QUICKSILVER RESOURCES INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
In thousands - Unaudited

	For the Six Months Ended
	June 30,
	2009	2008
Operating activities:
Net income (loss)	$(587,759)	$93,965
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depletion, depreciation and accretion	110,662	73,979
Impairment related to oil and gas properties	967,126	-
Deferred income tax expense (benefit)	(331,321)	50,243
Stock-based compensation	11,223	7,641
Non-cash loss from hedging and derivative activities	5,544	11,069
Non-cash interest expense	35,848	4,532
(Income) loss from BBEP in excess of cash distributions, net of impairment	(7,915)	4,050
Other	420	1,067
Changes in assets and liabilities:
Accounts receivable	89,580	(26,057)
Derivative assets at fair value	54,896	-
Other assets	(4,266)	(9,213)
Accounts payable	(25,864)	(8,566)
Income taxes payable	7,726	(46,497)
Accrued and other liabilities	(15,622)	(19,602)
Net cash provided by operating activities	310,278	136,611

Investing activities:
Purchases of property, plant and equipment	(441,184)	(650,458)
Proceeds from sales of property, plant and equipment	233,488	598
Return of investment from BBEP	-	20,334
Net cash used for investing activities	(207,696)	(629,526)

Financing activities:
Issuance of debt	1,020,750	1,030,288
Repayment of debt	(1,144,031)	(547,566)
Debt issuance costs	(22,802)	(10,837)
Eni Gas Purchase Commitment assumed	46,628	-
Noncontrolling interest distributions	(4,896)	(4,042)
Proceeds from exercise of stock options	80	1,082
Purchase of treasury stock	(627)	(2,354)
Net cash provided by (used for) financing activities	(104,898)	466,571

Effect of exchange rate changes in cash	125	447

Net decrease in cash	(2,191)	(25,897)

Cash and cash equivalents at beginning of period	2,848	28,226

Cash and cash equivalents at end of period	$657	$2,329

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QUICKSILVER RESOURCES INC.
Production, on a thousand cubic feet of natural gas equivalent (Mcfe) per day basis, by operating area

	Three Months Ended June 30,			Six Months Ended June 30,
	2009	2008	Change	2009	2008	Change

Texas	262,695	170,187	54%	263,005	157,605	67%
Other U.S.	2,960	3,118	-5%	3,131	3,358	-7%
	265,655	173,305	53%	266,136	160,963	65%

Canada	65,593	62,498	5%	65,262	62,513	4%

Total	331,248	235,803	40%	331,398	223,476	48%

QUICKSILVER RESOURCES INC.
Unaudited Selected Operating Results

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Average Daily Production:
Natural Gas (Mcfd)	234,795	158,540	238,603	151,002
NGL (Bbld)	14,837	11,484	14,100	10,757
Oil (Bbld)	1,238	1,393	1,366	1,322
Total (Mcfed)	331,248	235,803	331,398	223,476

Average Realized Prices:
Natural Gas (per Mcf)	$7.52	$9.02	$7.28	$8.53
NGL (per Bbl)	$24.22	$54.45	$22.77	$52.07
Oil (per Bbl)	$52.48	$88.25	$42.65	$83.15
Total (Mcfe)	$6.61	$9.23	$6.38	$8.77

Expense per Mcfe:
Oil and gas production expense:
Cash expense	$1.02	$1.51	$1.03	$1.57
Stock-based compensation	0.03	0.03	0.03	0.04
Total oil and gas production expense:	$1.05	$1.54	$1.06	$1.61

Production and ad valorem taxes	$0.25	$0.14	$0.20	$0.14
Depletion, depreciation and accretion	$1.69	$1.81	$1.84	$1.82
General and administrative expense:
Other cash expense	$0.49	$0.57	$0.47	$0.60
Litigation settlement	0.17	-	0.08	-
Stock-based compensation	0.15	0.15	0.15	0.16
Total general and administrative expense	$0.81	$0.72	$0.70	$0.76

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QUICKSILVER RESOURCES INC.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED NET INCOME
In thousands, except per share data - Unaudited

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2009	2008	2009	2008

Net income (loss)	$(21,762)	$51,535	$(590,741)	$92,469

Adjustments
Impairment of E&P Properties	70,643	-	967,126	-
Impairment of investment in BBEP	-	-	102,084	-
Equity portion of BBEP impairment of E&P properties	-	-	35,044	-
Equity portion of early settlement of hedges from BBEP	(18,508)	-	(18,508)	-
Equity portion of interest rate derivative loss from BBEP	852	-	6,977	-
Equity portion of commodity derivative loss (income) from BBEP	1,650	22,133	(138,823)	22,840
Debt termination-related expenses (interest expense)	27,122	-	27,122	-
Legal settlement (G&A)	5,000	-	5,000	-
Total adjustments before income tax expense	86,759	22,133	986,022	22,840
Income tax expense	(23,750)	(7,747)	(327,421)	(7,994)
Adjustments for items after taxes	63,009	14,386	658,601	14,846

Adjusted net income	$41,247	$65,921	$67,860	$107,315

Adjusted net income per common share - Diluted	$0.24	$0.40	$0.40	$0.65

Diluted weighed average common shares outstanding	180,136	169,185	179,648	169,094

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